UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HAIR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Additional Convertible Promissory Notes by Venus Concept and Issuance of a New Subordinated Promissory Note by Restoration Robotics

On August 14, 2019, pursuant to that certain Note Purchase Agreement, dated as of June 25, 2019, by and among Restoration Robotics, Inc. (the “Company”), Venus Concept Ltd. (“Venus Concept”) and certain investors named therein (the “Note Purchase Agreement”), Venus Concept sold an additional $7.2 million aggregate principal amount of unsecured senior subordinated convertible promissory notes (the “Venus Concept Convertible Notes”) to such investors (the “First Interim Convertible Note Financing”). The Venus Concept Convertible Notes contain the same terms as the $7.8 million aggregate principal amount of Venus Concept Convertible Notes that were sold pursuant to the Note Purchase Agreement on June 25, 2019 and bear interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance. Subject to receipt of the approval of the Company’s stockholders to the extent required under the rules of the Nasdaq Stock Market LLC, effective immediately following the Effective Time (as defined in the Merger Agreement) and the consummation of the proposed merger (the “Merger”) between the Company and Venus Concept pursuant to that Agreement and Plan of Merger and Reorganization dated March 15, 2019, as amended (the “Merger Agreement”), all of the outstanding principal and unpaid accrued interest on the Venus Concept Convertible Notes will automatically be converted, in whole, into shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) at a conversion price of $0.4664 per share, subject to adjustment as provided in the Venus Convertible Note.

In connection with the First Interim Convertible Note Financing, the Company will raise an additional $2.5 million through the issuance of a new unsecured subordinated promissory note (the “New Subordinated Note”) to Venus Concept USA, Inc., a wholly owned subsidiary of Venus Concept. The New Subordinated Note contains the same terms as the $2.5 million unsecured subordinated promissory note issued by the Company to Venus Concept USA, Inc. on June 25, 2019, except the New Subordinated Note will be funded in three tranches, with $1,000,000 to be funded in Tranche A, $1,000,000 to be funded in Tranche B, and $500,000 to be funded in Tranche C. The funding of each tranche is subject to certain conditions, including Tranche A being subject to the funding of the Note (defined below).

The maturity date of the New Subordinated Note is November 30, 2019. The New Subordinated Note bears interest on the unpaid principal amount at a rate of eight percent (8%) per annum from the date of issuance, provided that upon any event of default pursuant to the New Subordinated Note, the Subordinated Note shall bear interest payable on demand at a rate that is 4% per annum in excess of the rate of interest otherwise payable under thereunder. The New Subordinated Note is unsecured and subordinate in priority to the Company’s existing obligations to Solar Capital, Ltd. (“Solar”) under its amended loan and security agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

The foregoing description of the Venus Concept Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Venus Concept Convertible Notes, a copy of which is included as Exhibit I to Exhibit 10.4 filed hereto.

The foregoing description of the New Subordinated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the New Subordinated Note, a copy of which is filed as Exhibit 10.1 hereto.

Issuance of Convertible Promissory Notes

On August 20, 2019, the Company entered into a Note Purchase Agreement (the “Restoration Note Purchase Agreement”) pursuant to which the Company raised $2.0 million through the issuance of an unsecured subordinated convertible promissory notes (the “Note”) to Frederic Moll, M.D., one of the Company’s directors (the “Investor”).

The maturity date of the Note is August 28, 2020 (the “Maturity Date”). The Note bears interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance. The Note is unsecured and subordinate in priority to the Company’s existing obligations to Solar under its amended loan and security agreement.

Subject to the receipt of the approval of the Company’s stockholders of the issuance of stock required for the conversion of outstanding convertible notes (including the Note) to the extent required under the Nasdaq stockholder approval rules, effective immediately following the Effective Time (as defined in the Merger Agreement) and the consummation of the Merger, all outstanding principal and any accrued and unpaid interest under the Note shall automatically be converted, in whole, into shares of Common Stock at a conversion price of $0.4664, subject to adjustment as provided in the Note.

Upon the occurrence of certain events of default or the Maturity Date, the Note requires the Company to repay the principal amount of the Note and any unpaid accrued interest.

The foregoing description of the Restoration Note Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Restoration Note Purchase Agreement and the Note, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, hereto.

Amendment to Agreement and Plan of Merger and Reorganization

On August 14, 2019, the Company, Radiant Merger Sub Ltd. and Venus Concept entered into the First Amendment to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement Amendment”). The Merger Agreement Amendment, among other things, adds as a condition to closing the Merger the satisfaction of the following: (i) Venus Concept must have raised cash proceeds in one or more issuances of common equity interests or convertible bond indebtedness of Venus Concept or the Company, in an aggregate amount of at least $20.0 million (exclusive of any investment by Madryn Health Partners, LP) not later than the close of business on the closing date of the Merger and (ii) Venus Concept and the other loan parties to the credit agreement by and among Venus Concept, such parties and the Madryn entities, must have unrestricted cash of at least $20.0 million immediately after giving effect to the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.1 hereto.

Amendment to Equity Commitment Letter

On August 14, 2019, the Company, Venus Concept and the investors party to the equity commitment letter dated as of March 15, 2019 (the “Equity Commitment Letter”) entered into the first amendment to the equity commitment letter (the “Equity Commitment Letter Amendment”). Pursuant to the Equity Commitment Letter Amendment, the investors party thereto agreed to amend the Equity Commitment Letter to “pull forward” their maximum committed amounts such that the $21.0 million committed under the Equity Commitment Letter would be invested on or prior to August 30, 2019 in Venus Concept convertible promissory notes which will be convertible into shares of the Company’s common stock immediately following the Effective Time and the consummation of the Merger. Upon the closing of such investments, the Equity Commitment Letter investors will be released from their maximum committed amounts under the Equity Commitment Letter and will have no further obligation to purchase shares of Common Stock immediately following the consummation of the Merger. On August 14, 2019, the equity commitment letter investors purchased an aggregate of $6.95 million in Venus Concept Convertible Notes in the First Interim Convertible Note Financing. Upon the closing of the First Interim Convertible Note Financing, the respective commitments under the Equity Commitment Letter of these investors were reduced dollar-for-dollar. Pursuant to the terms of the Equity Commitment Letter Amendment, on or prior to August 30, 2019, certain of the remaining equity commitment letter investors have agreed to purchase an aggregate of $14.05 million of Venus Concept convertible promissory notes (such financing, the “Second Interim Convertible Note Financing”). Upon the closing of the Second Interim Convertible Note Financing, the maximum committed amounts of the remaining Equity Commitment Letter investors will be reduced to zero and they will have no further commitment to purchase shares of Common Stock immediately following the closing of the Merger under the Equity Commitments Letter. Pursuant to the terms of the Equity Commitment Letter Amendment, Venus Concept agreed to loan an aggregate of $2.5 million of the proceeds from the Interim Note Financing to the Company pursuant to the New Subordinated Note described above.

The foregoing description of the Equity Commitment Letter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Commitment Letter Amendment, a copy of which is filed as Exhibit 10.4 hereto.

Amendment to Credit Agreement with Solar

On August 14, 2019, the Company entered into a Fifth Amendment to the Loan and Security Agreement (the “Fifth Amendment”), which amended its Loan and Security Agreement entered into as of May 10, 2018 (the “Loan Agreement”) with Solar and certain other lenders (together, the “Lenders”) under the Loan Agreement.

Pursuant to the terms of the Fifth Amendment, the Loan Agreement was amended to modify the compliance requirement for certain liquidity and revenue thresholds to provide the Company with additional flexibility. As part of the Fifth Amendment, the Final Fee (as defined in the Loan Agreement) that is payable to the Lenders upon prepayment, default and maturity of the Loan Agreement, was amended such that if the Company’s obligations under the Loan Agreement are repaid in full prior to October 1, 2019, the Company will owe the Lenders $1,310,000 and thereafter the Company will owe the Lenders $1,410,000. The Final Fee due and payable if the Company’s obligations under the Loan Agreement are repaid in full prior to August 31, 2019 is still $1,100,000 and remains unchanged. In addition, the Loan Agreement was amended to include certain additional changes to covenants covering certain operational milestones.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Commitment Letter Amendment, a copy of which is filed as Exhibit 10.5 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Convertible Notes were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of August 14, 2019, by and between Restoration Robotics, Inc., Radiant Merger Sub Ltd. and Venus Concept Ltd.

10.1	Unsecured Subordinated Note dated August 14, 2019, by and between Restoration Robotics, Inc. and Venus Concept Ltd.

10.2	Note Purchase Agreement, dated August 20, 2019 by and between Restoration Robotics, Inc. and Frederic Moll.

10.3	Unsecured Subordinated Convertible Promissory Note, dated August 20, 2019 by and between Restoration Robotics, Inc. and Frederic Moll.

10.4	First Amendment to Equity Commitment Letter, dated as of August 14, 2019, by and between Restoration Robotics, Inc., Venus Concept Ltd. and the investors set forth therein.

10.5	Fifth Amendment to the Loan and Security Agreement, dated August 14, 2019, by and between Restoration Robotics, Inc. and Solar Capital Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: August 20, 2019	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer